                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                          Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                THE SANDS REGENT
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              THE   SANDS   REGENT

                           345 NORTH ARLINGTON AVENUE
                               RENO, NEVADA 89501

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON NOVEMBER 5, 2001

                            ------------------------

To Our Shareholders:

     The Annual Meeting of Shareholders of The Sands Regent will be held at 10:00 a.m., on November 5, 2001, at the Sands Regency Casino/Hotel, 345 North Arlington Avenue, Reno, Nevada, for the following purposes:

          1. To elect two (2) directors each to serve for a three-year term.

          2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on September 26, 2001, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournments thereof.

     All shareholders are cordially invited to attend the meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. Returning your proxy card does not deprive you of your right to attend the meeting and vote your shares in person.

                                      By Order of the Board of Directors

                                      PETE CLADIANOS III, Secretary

September 27, 2001

                              THE   SANDS   REGENT

                           345 NORTH ARLINGTON AVENUE
                               RENO, NEVADA 89501

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 5, 2001

     The accompanying Proxy is solicited by the Board of Directors of The Sands Regent (the "Company") for use at the Annual Meeting of Shareholders to be held at the Sands Regency Casino/Hotel, 345 North Arlington Avenue, Reno, Nevada, on November 5, 2001 at 10:00 a.m. and at any and all adjournments or postponements thereof. All shares represented by proxies will be voted in the manner designated. If no designation is made on a proxy, it will be voted FOR the election of the two nominees for election to the Board of Directors listed in the proxy. THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE BEING MAILED TO THE SHAREHOLDERS ON OR ABOUT OCTOBER 4, 2001.

     Execution and delivery of the enclosed proxy will not affect the right of any person to attend the meeting and vote in person. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation or a duly executed proxy bearing a later date to the Secretary of The Sands Regent, 345 North Arlington Avenue, Reno, Nevada 89501. The presence of a shareholder at the meeting will not operate to revoke a proxy, but the casting of a ballot by a shareholder who is present at the meeting will revoke a proxy as to the matter on which the ballot is cast.

     For the election of the nominees to the Board of Directors, the two nominees receiving the highest vote totals will be elected. Thus, abstentions and broker non-votes will not affect the outcome of the election of the Board of Directors. All other matters to be voted on will be decided by a majority of the shares present or represented at the Meeting and entitled to vote.

     Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter (other than the election of directors) submitted to the stockholders for a vote. Thus, abstentions have the effect of a vote "against" the matters to which the abstention has been cast.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter (other than the election of directors) as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Thus, "broker non-votes" do not constitute a vote "for" or "against" any matter.

     Notwithstanding the above, for purposes of determining the outcome of any matter as to which the broker or nominee who does not have discretion to vote has delivered a proxy but has failed to indicate on the proxy the lack of authority to vote, the shares will be treated as present and will be voted in accordance with the instructions on the proxy card.

                             SOLICITATION EXPENSES

     The cost of this solicitation will be borne by the Company. The Company's officers, directors and other regular employees, without additional compensation, may also solicit Proxies personally or by other appropriate means.

                               VOTING SECURITIES

     Only shareholders of record at the close of business on September 26, 2001, will be entitled to vote at the meeting. The outstanding voting securities of the Company on that date were 4,525,722 shares of $0.10 par value Common Stock. Each of the outstanding shares will be entitled to one vote.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of September 26, 2001, all persons, other than the nominees for director, continuing directors and Named Officers (as defined on page 7), known by the Company to own "beneficially," as such term is defined in the Rules of the Securities and Exchange Commission, more than 5% of the Company's outstanding shares of Common Stock. Information concerning stockholdings of nominees for director, continuing directors and Named Officers is set forth on page 3. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting or dispositive power with respect to the shares which are deemed beneficially owned by such person or entity.

                                                           SHARES
                   NAME AND ADDRESS                     BENEFICIALLY      PERCENT
                 OF BENEFICIAL OWNER                       OWNED          OF CLASS
                 -------------------                    ------------      --------
Deborah Lundgren(1)                                      1,009,936          22.3%
c/o Doug Damon, CPA
5301 Longley Lane, Bldg. D-142
Reno, Nevada 89511
Stephen Feinberg                                           248,900(2)        5.5%
450 Park Avenue, 28th Floor
New York, New York 10022

---------------
(1) Represents shares held by Ms. Lundgren and in various trusts for the benefit of her children as to which Ms. Lundgren is the trustee. Ms. Lundgren is the daughter of Katherene Latham, Chairman of the Board of Directors, and niece of Pete Cladianos, Jr., Vice Chairman of the Board of Directors. Ms. Lundgren.

(2) Based on a Schedule 13D/A filed May 18, 2000 and represents 62,800 shares owned by Cerberus Partners, L.P., a Delaware limited partnership; and 103,400 shares owned by Cerberus International, Ltd., a corporation organized under the laws of the Bahamas, all over which Mr. Feinberg possesses sole voting and dispositive power, and 82,700 shares owned by certain private investment funds for which Stephen Feinberg possesses dispositive power.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     The Company's Articles of Incorporation allow for not less than three nor more than nine directors. The number of directors is currently set at eight members as provided by the Company's Bylaws. In accordance with the Articles of Incorporation, members of the Board of Directors have been divided into three classes with approximately the same number of directors in each class. Each year one class of Directors shall be elected to hold office until their respective successors have been duly elected and qualified. Messrs Ferenc B. Szony and Louis J. Phillips have been nominated for re-election to the Board of Directors for terms expiring in 2004. The nominees securing the highest number of votes, up to the number of directors elected, will be elected as directors. All Proxies received by the Board of Directors will be voted FOR the election, as directors, of such nominees if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the Proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

     All of the continuing directors and the director nominees were elected by the shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NAMED NOMINEE.

     Information regarding the director nominees, the continuing directors and executive officers, including their stock ownership, furnished in part by each such person, follows.

                                                              EXPIRATION        SHARES       PERCENT OF
               DIRECTOR NOMINEES                  DIRECTOR    OF NEW TERM    BENEFICIALLY      COMMON
                      NAME                         SINCE      AS DIRECTOR      OWNED(1)        STOCK
               -----------------                  --------    -----------    ------------    ----------
Louis J. Phillips(2)                                5/98         2004            25,000         *
Ferenc B. Szony(2)(3)                              12/97         2004           200,000         4.2%

                                                               EXPIRATION        SHARES        PERCENT OF
              CONTINUING DIRECTORS                 DIRECTOR      OF TERM      BENEFICIALLY       COMMON
                      NAME                          SINCE      AS DIRECTOR      OWNED(1)          STOCK
              --------------------                 --------    -----------    -------------    -----------
Jon N. Bengtson(2)                                   8/84         2003             27,502         *
Pete Cladianos, Jr.(3)(4)(5)                         8/84         2002          1,039,947         23.0%
Pete Cladianos III(3)(4)(6)                         11/85         2002             64,909          1.4%
Katherene Latham(3)(4)                               8/84         2002              1,002         *
Larry Tuntland(2)                                    3/99         2003             25,000         *
David R. Wood(2)(3)                                  7/85         2003            145,126          3.1%

                                                               EXPIRATION        SHARES        PERCENT OF
            OTHER EXECUTIVE OFFICERS               DIRECTOR      OF TERM      BENEFICIALLY       COMMON
                      NAME                          SINCE      AS DIRECTOR      OWNED(1)          STOCK
            ------------------------               --------    -----------    -------------    -----------
Patrick Bassney(7)                                     --           --                 --         --
All Executive Officers and Directors
  as a group (8 persons)                                                        1,528,486         30.7%

---------------
 *  Less than 1%

(1) Held as of September 26, 2001 with sole voting and investment power unless otherwise indicated. The shares beneficially owned includes options that are exercisable within 60 days after September 26, 2001, but in determining percentage ownership, these shares are considered outstanding only for each individual owning such options.

(2) Includes 22,500, 25,000, 200,000, 25,000 and 134,500 shares subject to options which are presently exercisable or exercisable within 60 days by Jon
    N. Bengtson, Louis J. Phillips, Ferenc B. Szony, Larry Tuntland and David R. Wood, respectively.

(3) This individual is also an Executive Officer of the Company.

(4) Pete Cladianos, Jr. and Katherene Latham are brother and sister. Pete Cladianos III, Antonia Cladianos II and Leslie Cladianos are the son and daughters of Pete Cladianos, Jr. and Allison Cladianos is the daughter of Pete Cladianos III.

(5) Includes 386,286 shares held in trusts for the benefit of Pete Cladianos III, 375,500 shares held in trusts for the benefit of Antonia Cladianos II, 254,596 shares held in trusts for the benefit of Leslie Cladianos and 23,565 shares held in a trust for the benefit of Allison Cladianos. Mr. Cladianos, as trustee for such trusts, exercises sole voting and investment power.

(6) Includes 16,909 shares held in a trust for the benefit of Bradley Cladianos, son of Pete Cladianos III and 48,000 shares subject to options which are presently exercisable.

(7) Resigned as Vice President of The Sands Regency as of May 4, 2001.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following are the biographies of Company Directors and Executive Officers as of September 26, 2001.

     LOUIS J. PHILLIPS (age 64) has served as a Director of the Company since May 1998. From January to June 2000, Mr. Phillips served as interim Chief Executive Officer of Viejas Enterprises in San Diego County, California which operated, among other things, a casino on Native American land. Since January 2000, Mr. Phillips has been on a leave of absence from the University of Nevada, Reno where he has held the position of Mead Dixon Distinguished Professor of Gaming Management since 1995. Prior to such appointment, from 1993 to 1995, Mr. Phillips served as President and Chief Operating Officer of Harrah's Nevada. From 1989 to 1993, Mr. Phillips was Senior Vice President and General Manager of Harrah's Lake Tahoe and, from 1983 to 1988, was Senior Vice President of Human Resources at Harrah's corporate level. From 1981 to 1983, Mr. Phillips also served as an executive management consultant to Harrah's. Prior to 1981, Mr. Phillips was a member of a management consulting group based in Washington D.C.

     FERENC B. SZONY (age 46) was appointed President and Chief Executive Officer and a Director of the Company in December 1997. Prior to December 1997, Mr. Szony was affiliated with Hilton Hotels Corporation for sixteen years. From November 1994 to March 1997 he served as President of the Reno Hilton Resort, northern Nevada's largest hotel/casino, and from July 1992 to November 1994 as President of the Flamingo Hilton, Reno. Mr. Szony served in various marketing and management positions with Hilton in Nevada and California beginning in June 1981. From March 1997 to December 1997, Mr. Szony was an independent gaming consultant.

     JON N. BENGTSON (age 57) has served as a Director of the Company since August 1984. Since January 1998, Mr. Bengtson has been a founder and has held various positions with Sharegate, Inc., a telecommunications company. Since July 2000, Mr. Bengtson has served as Chief Financial Officer and is a director of Sharegate, Inc. Since January 1996, he has served as Chairman of the Board of Directors of Radica Games, Limited. From January 1996 to January 1998, Mr. Bengtson served as Executive Vice President and Chief Operating Officer of the Company. From January 1993 to January 1996, Mr. Bengtson held various positions with Radica Games, Limited, including Executive Vice President, Chief Operating Officer and Chief Financial Officer and served as President and Chief Executive Officer of Radica USA since December 1994. Mr. Bengtson also served as Executive Vice President of the Company from November 1991 to December 1994, Senior Vice President of the Company from November 1985 to November 1991 and Vice
President -- Finance and Administration and Treasurer of the Company from May 1984 to July 1985. From July 1985 to November 1985, Mr. Bengtson served as Executive Vice President and a Director of Stride Micro, a computer hardware development/sales company. Prior to May 1984, Mr. Bengtson served, for almost four years, in various corporate officer capacities with International Game Technology and was a Director from May 1981 to May 1984.

     PETE CLADIANOS, JR. (age 71) has been Vice Chairman of the Board of Directors since December 1997 and was previously President, Chief Executive Officer and a Director of the Company or its predecessor since 1978. Mr. Cladianos has been involved in the gaming and lodging industries in Reno for over 47 years.

     PETE CLADIANOS III (age 42) has been Secretary of the Company since August 1984 and served as Executive Vice President from January 1996 to November 1998. He was elected as a Director in November of 1985. From February 1987 to January 1996, Mr. Cladianos served as Vice President of the Company and was

Treasurer from 1983 to 1984. Mr. Cladianos joined the Company's predecessor in 1982 as an internal auditor, became outside property manager in July 1983, and the cage and credit manager in September 1984.

     KATHERENE LATHAM (age 70) has been Chairman of the Board of Directors of the Company since August 1984. Ms. Latham also served as Executive Vice President until November of 1991 and was Vice President of the Company's predecessor in 1982 and from January to August of 1984, and has been a Director of the Company or its predecessor since 1978. From 1978 to 1984, Ms. Latham was Secretary of the Company's predecessor. Ms. Latham has been involved in the gaming and lodging industries in Reno for over 45 years.

     LARRY TUNTLAND (age 61) was appointed to the Board of Directors in March 1999. Mr. Tuntland also serves, since 1997, on the Board of Media West-RNI, Inc. (a subsidiary of Gannett Newspapers) and on the Advisory Board of Wells Fargo Bank of Nevada. Mr. Tuntland was originally appointed to the Board of Norwest Bank of Nevada in 1997 prior to the merger with Wells Fargo Bank. Mr. Tuntland retired as President of First Interstate Bank of Nevada, N.A. in 1996 after 37 years with it and its predecessor companies. Prior to the position as President in 1996, Mr. Tuntland was the Area President, Northern Nevada, from 1991 to 1995. Prior to 1991, Mr. Tuntland served in numerous Managerial and Executive capacities including the Senior Executive Officer for Southern Nevada and Executive Vice President of Commercial and Business Banking.

     DAVID R. WOOD (age 49) has been Executive Vice President, Treasurer and Chief Financial Officer of the Company since January 1996 and a Director since joining the Company in 1985. From July 1985 to January 1996, Mr. Wood served as Vice President -- Finance and Administration, Chief Financial Officer, and Treasurer of the Company. Prior to joining the Company, Mr. Wood, a certified public accountant, was in public accounting for over 9 years and was a partner in a Nevada based public accounting firm. Mr. Wood specialized in hotel/casino accounting and auditing while in public accounting and is an enrolled agent before the Nevada Gaming Authorities.

                 INFORMATION RELATING TO THE BOARD OF DIRECTORS
                      AND CERTAIN COMMITTEES OF THE BOARD

MEETINGS AND ATTENDANCE

     The Board of Directors of the Company held eight meetings during the fiscal year ended June 30, 2001. Each Director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees on which each served during fiscal 2001 or the portion of the year during which each served as Director.

COMMITTEES

     The Board of Directors of the Company has an Executive Committee, an Audit Committee, a Compensation Committee, a Stock Option Committee and a Gaming Compliance Review Committee. The Board does not have a nominating committee. The general functions of such Board Committees, the identity of each committee member and the number of committee meetings held by each committee during the last fiscal year are set forth below.

     Executive Committee. The Executive Committee may exercise all powers of the Board of Directors to the extent permitted by law. The current members of the Executive Committee are Pete Cladianos, Jr. and Katherene Latham. There were no meetings held during fiscal 2001.

     Audit Committee. In May 2000, The Board of Directors of the Company adopted an Audit Committee Charter in accordance with Nasdaq Stock Market requirements. This Charter specifies that the general purpose of the Audit Committee is to provide assistance to the Company's Board of Directors in fulfilling the Board's oversight responsibilities regarding the continued adequacy of the Company's accounting system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's independent auditors.

     The Audit Committee Charter requires that the Audit Committee consist of three Board members who satisfy the "independence" requirements of the Nasdaq Stock Market. Further, each Audit Committee member must be able to read and understand fundamental financial statements and at least one Committee member must have experience or a background in finance or accounting such that the member is financially sophisticated.

     The current members of the Audit Committee are Messrs. Bengtson, Phillips and Tuntland, who satisfy the "independence" requirements of the Nasdaq stock market and the other requirements as specified in the Audit Committee Charter including the ability to read and understand fundamental financial statements.

     There were four Audit Committee meetings held during fiscal 2001.

     Compensation Committee. The Compensation Committee determines the compensation of all principal officers other than the Chairman of the Board of Directors, the President and the Executive Vice Presidents. The current members of the Compensation Committee are Pete Cladianos, Jr., Katherene Latham and Larry Tuntland. There were no meetings held during fiscal 2001.

     Stock Option Committee. The Stock Option Committee grants stock options and administers the Company's stock option plan. The members of such Committee are non-employee directors within the meaning of Rule 16b-3 and are presently Jon N. Bengtson, Louis J. Phillips and Larry Tuntland. The Committee held no meetings during fiscal 2000 but took action by written consent on one occasion.

     Gaming Compliance Review Committee. The Gaming Compliance Review Committee, as required by the Nevada Gaming Authorities, is intended to assist the Board and Executive Officers in obtaining information necessary to make decisions for hiring certain individuals, regulatory compliance and associations with third parties which may require due diligence. The members of such Committee are Jon N. Bengtson, Louis J. Phillips and David R. Wood. Formed in August 2000, there were three meetings held during fiscal 2001.

COMPENSATION OF INDEPENDENT DIRECTORS

     Directors who are officers or employees of the Company do not receive compensation for their services as Directors. The Directors, who are not employees of the Company ("Independent Directors"), receive as compensation for services: (i) a $6,000 annual retainer; (ii) $1,000 for each Board of Directors meeting attended; (iii) $300 for each Board committee meeting attended on the same date as a Board meeting; and (iv) $500 for each Board committee meeting attended on a date when there is no Board meeting. In the fiscal year ended June 30, 2001, Jon N. Bengtson, Louis J. Phillips and Larry Tuntland each earned $12,300, $11,300 and $11,400, respectively.

     The Company's Amended and Restated Stock Option Plan for Executive and Key Employees, provides for the grant of non-qualified stock options to Independent Directors. Upon initial election or appointment as an Independent Director, the Board may grant stock options to purchase up to 25,000 shares of the Company's Common Stock. Thereafter, on the date of the Annual Meeting of Shareholders, each Independent Director receives an automatic stock option grant to purchase 7,500 shares of the Company's Common Stock with an exercise price equal to fair market value on the date of grant. All options vest in full on the first anniversary of the grant date. On November 6, 2000, each of the Independent Directors received the automatic stock grant to purchase 7,500 shares of the Company's Common Stock at $3.00 per share.

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF NAMED OFFICERS

     The following table sets forth information concerning the compensation for services in all capacities to the Company, for the fiscal years ended June 30, 2001, 2000 and 1999, of those persons who were, respectively, at June 30, 2001
(i) the Company's Chief Executive Officer and (ii) the other most highly compensated executive officers of the Company whose annual salary and bonus for the fiscal year ended June 30, 2001 exceeded $100,000 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                    ANNUAL COMPENSATION         COMPENSATION
           NAME AND             ----------------------------   OPTIONS GRANTED    ALL OTHER
      PRINCIPAL POSITION        YEAR     SALARY      BONUS        (SHARES)       COMPENSATION
      ------------------        ----    --------    --------   ---------------   ------------
Ferenc B. Szony(1)              2001    $353,173    $234,500        50,000           $-0-
President and Chief Executive   2000     306,846      55,000           -0-            -0-
  Officer                       1999     250,961     100,000       100,000            -0-
David R. Wood                   2001     170,000      89,250           -0-            -0-
Executive Vice President,       2000     163,000      47,101        10,000            -0-
  Treasurer and Chief           1999     157,000      47,100           -0-            -0-
  Financial Officer
Patrick Bassney(2)              2001     105,476      59,588           -0-            -0-
Vice President and General      2000     110,689      32,760        10,000            -0-
  Manager, Sands Regency        1999      32,760      10,499           -0-            -0-
  Casino/Hotel

---------------

(1) Mr. Szony has been President and Chief Executive Officer since December
    1997.

(2) Mr. Bassney was named Vice President and General Manager of The Sands Regency Casino/Hotel in February 1998 and resigned in May 2001.

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth information concerning options granted to the Named Officers pursuant to the Company's Amended and Restated Stock Option Plan for Executive and Key Employees during the fiscal year ended June 30, 2001.

                                                                                             POTENTIAL REALIZABLE
                                                                                                   VALUE AT
                                                                                                ASSUMED ANNUAL
                                                                                                   RATES OF
                               NUMBER OF       % OF TOTAL                                        STOCK PRICE
                               SECURITIES       OPTIONS                                        APPRECIATION FOR
                               UNDERLYING       GRANTED                                         OPTION TERM(2)
                                OPTIONS     TO EMPLOYEES IN      PER SHARE      EXPIRATION   --------------------
            NAME               GRANTED(1)   FISCAL YEAR 2001   EXERCISE PRICE      DATE         5%         10%
            ----               ----------   ----------------   --------------   ----------   --------   ---------
Ferenc B. Szony(3)...........    50,000          100%              $1.25          7/5/10     $39,500    $100,000
David R. Wood................       -0-           -0-                -0-              --         -0-         -0-
Patrick Bassney..............       -0-           -0-                -0-              --         -0-         -0-

---------------

(1) The options have a ten year term and the exercise price is equal to the fair market value on the date of grant. On August 14, 2000, the Board deleted the express right to reprice options under the plan.

(2) Assumes annual rates of stock price appreciation for illustrative purposes only. Actual stock prices will vary and no assurance can be given that such rates will be achieved.

(3) Options vest equally on December 15, 2001 and 2002.

STOCK OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Named Officers concerning the exercise of options during fiscal 2001 and, based upon the fair market value of the Common Stock as of June 30, 2001, stock options held as of the end of fiscal 2001.

                                                                                           VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                   SHARES                 OPTIONS AT FISCAL YEAR END        AT JUNE 30, 2001(1)
                                 ACQUIRED ON    VALUE     ---------------------------   ---------------------------
             NAME                 EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -----------   -------------   -----------   -------------
Ferenc B. Szony................    -0-           -0-        200,000        50,000        $249,000        $67,000
David R. Wood..................    -0-           -0-        134,500        19,500         105,285         16,335
Patrick Bassney................   25,000       15,790           -0-           -0-             -0-            -0-

---------------
(1) Market value of the underlying securities at fiscal year-end ($2.59), minus the exercise price of "in-the-money" options.

EMPLOYMENT AND OTHER ARRANGEMENTS

     Mr. Ferenc B. Szony entered into a two-year employment agreement on December 15, 1998, as amended on December 15, 1999, pursuant to which Mr. Szony agreed to serve as President and Chief Executive Officer of the Company. Under the terms of the agreement, which is automatically renewable on each anniversary date for an additional one year period without notice of nonrenewal to the contrary, Mr. Szony is paid a base salary of $335,000 per annum, to be increased to $370,000 per annum on December 15, 2000 in the event that a change in control of the Company does not occur by that date. Mr. Szony is also eligible to receive an annual base bonus of 40% of his base salary pursuant to the Company's bonus program which provides for bonuses up to 200% of the base bonus amount if the event certain financial performance goals are achieved.

     The agreement with Mr. Szony also provides that if Mr. Szony's employment with the Company is terminated by the Company for any reason other than for Cause or for Termination/Change in Control (each, as defined), compensation and benefits pursuant to the agreement shall continue for the remaining term of the agreement. In the event of termination due to Total Disability (as defined), all compensation and benefits shall continue for twelve months following such termination.

     On January 3, 2001, Mr. Szony entered into an executive bonus agreement whereby Mr. Szony shall receive a $228,460 bonus on each of December 15, 2001 and December 15, 2002. Such payment of bonuses is contingent on the continued employment of Mr. Szony by the Company on the dates the bonuses are payable.

     The Company has also entered into an agreement with Mr. David R. Wood, dated January 9, 2000, pursuant to which Mr. Wood shall serve as Executive Vice President and Chief Financial Officer of the Company. Under the terms of the agreement, which is automatically renewed on each anniversary date for an additional one year period without notice of nonrenewal to the contrary, Mr. Wood is paid a base salary of $170,000 per annum. Mr. Wood is also eligible to receive an annual base bonus of 30% of his base salary pursuant to the Company's bonus program which provides for bonuses up to 200% of the base bonus amount in the event certain financial performance goals are achieved. In addition, Mr. Wood received incentive stock options to purchase 10,000 shares of Common Stock, which vest equally over two years, pursuant to the Company's Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent.

     The agreement with Mr. Wood also provides that if Mr. Wood's employment with the Company is terminated by the Company for any reason other than for Cause (as defined), compensation and benefits pursuant to the agreement shall continue for 6 months after such termination.

     The Audit Committee and Executive Compensation Reports that follow will not be deemed to be incorporated by reference to any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates same by reference.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the Company's audited financial statements with Company management and has discussed certain required matters with the Company's independent auditors, Deloitte & Touche LLP, in accordance with Statement on Auditing Standards No. 61.

     Deloitte & Touche LLP also provided written documentation to the Audit Committee, required by Independent Standards Board Standard No. 1, stating that there are no known relationships between the Independent Auditors (and their related entities) and the Company (and its related entities) that, in the Independent Auditors' professional judgment, may reasonably be thought to impact the independence of Deloitte & Touche LLP and further, that Deloitte & Touche LLP is independent within the meaning of applicable federal securities laws.

     Based on the review, discussions and communications above, the Audit Committee recommended that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K as of and for the fiscal year ended June 30, 2001.

AUDIT FEES

     The aggregate fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statement for fiscal 2001 and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the 2001 fiscal year were $56,281. Further, $2,600 has been incurred in fiscal 2001 for various diminimous services provided by Deloitte & Touche LLP.

AUDIT COMMITTEE

Jon N. Bengtson
Louis J. Phillips
Larry Tuntland

                         EXECUTIVE COMPENSATION REPORT

     The Compensation Committee of the Board of Directors, whose present members are Pete Cladianos, Jr., Katherene Latham and Larry Tuntland, is empowered, pursuant to the Company's By-laws, to determine the compensation of all executive officers other than the Chairman of the Board, the President and the Executive Vice Presidents.

     In order to comply with the requirements of Rule 16b-3 of the Security Exchange Act of 1934, as amended, a Stock Option Committee has been appointed whose duties are to grant stock options and to administer the Company's Second Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent. The Stock Option Committee, whose present members are Louis J. Phillips, Jon N. Bengtson and Larry Tuntland, shall be composed of non-employee directors within the meaning of Rule 16b-3.

     Compensation for the Chairman and Vice Chairman of the Board, the President and the Executive Vice Presidents is reviewed and established, from time to time, by the Board of Directors. It is a policy of the Board that such Executive Officers shall not participate in any Board decision relative to such respective person's compensation.

     The Company's executive compensation policy and philosophy is multifaceted. Such compensation program seeks to provide salaries that are competitive in the marketplace and designed to attract and retain highly-qualified executives. In addition, the program is designed to closely link certain compensation received by individuals to the performance of the Company and, in certain instances, the achievement of individual goals. Recognition is also given to an executive's individual performance. The Company's executive compensation program additionally establishes motivational incentives by providing the executive with a financial interest in the success of the Company similar to the interests of the Company's shareholders.

     Consistent with the aforementioned policy and philosophy, the Company's current compensation plan involves a combination of salary and bonuses to reward short-term performance and grants of stock options to encourage and reward longer-term performance. The key performance criterion in determining bonus payments is the levels of income from operations attained by the Company. Appropriate adjustments are considered, from time to time, to take into account market conditions and other factors impacting the Company's performance. The levels of supervisory or management responsibilities of the Company's executives and individual performances are also given significant consideration.

     The Company's primary long-term incentive program consists of stock options that are intended to encourage achievement of long-term goals and objectives consistent with results that benefit stockholders. These objectives include, but are not limited to, operating profitability, earnings per share growth, return on invested capital and return on shareholders' equity. Such stock option grants are intended to provide executives and key employees with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success through the opportunity to acquire an increased stock ownership in the Company and to benefit from appreciation in the value of the Company's stock. In making such awards, the Stock Option Committee takes into account such other factors as it deems appropriate to a determination of the individual optionee's value to the Company and his potential contribution to its long-term success. The practice of the Stock Option Committee has been to issue all stock options at exercise prices of not less than the market value of the Company's Common Stock on the date of grant, thus insuring that any value derived from such options will depend on subsequent increases in share value realized by shareholders in general.

     The Revenue Reconciliation Act of 1993, enacted August 10, 1993, amended the Internal Revenue Code of 1986 (the "Code") and included a provision (Section 162(m) of the Code) which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which are defined as the Chief Executive Officer and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which constitutes "performance based compensation" is excludable in applying the $1 million limit. Although the present compensation paid to any "covered employee" by the Company is presently less than the $1 million limit, it is the Company's policy to qualify future compensation paid to its top executives to maximize the Company's income tax deductions to the extent that so qualifying the compensation is not inconsistent with the Company's fundamental compensation policies. The Company is proposing amendments to the Amended and Restated Stock Option Plan for Executive and Key Employees of The Sands Regent to permit the Company, at its discretion, to grant options that qualify as performance-based compensation under Section 162(m) of the Code. See Proposal No. 2.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     During the fiscal year ended June 30, 2001, the compensation of the Company's Chief Executive Officer, Ferenc B. Szony, was a base salary of $335,000, increased to $370,000 in December 2000, pursuant to an employment agreement as amended on December 15, 1999. Under such agreement, Mr. Szony is also eligible to receive an annual base bonus of 40% of his base salary in the event the Company attains certain levels of successful operating results which may be increased by up to 200% by the Company attaining certain higher levels of operating results. In fiscal 2001, Mr. Szony earned a performance bonus of $222,000 based on the Company achieving specified operational and financial results. During fiscal 2001, Mr. Szony was granted options to purchase 50,000 shares of common stock. Further, the Company entered into an agreement in fiscal 2001 to compensate Mr. Szony in the amount of $228,159 on each of December 15, 2001 and 2002. Such agreement requires Mr. Szony to be in the employ of the Company on such dates.

   COMPENSATION          STOCK
    COMMITTEE       OPTION COMMITTEE   BOARD OF DIRECTORS
   ------------     ----------------   ------------------
Pete Cladianos,     Jon N. Bengtson   Jon N. Bengtson
  Jr.
                    Louis J.          Pete Cladianos, Jr.
Katherene Latham    Phillips
Larry Tuntland      Larry Tuntland    Pete Cladianos III
                                      Katherene Latham
                                      Louis J. Phillips
                                      Ferenc B. Szony
                                      Larry Tuntland
                                      David R. Wood

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors is responsible for the compensation policies of the Company with respect to its current executive officers. All of the members of the Board, except Messrs. Bengtson, Phillips and Tuntland, are employees of the Company. No member of the Board participates in the determination of his or her own compensation.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph illustrates a comparison of the cumulative total shareholder return of the Company's Common Stock during the previous five years in comparison to the cumulative total return on the NASDAQ Stock Market-U.S. Index and the Dow Jones Casinos index. The comparisons are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG THE SANDS REGENT, THE NASDAQ STOCK MARKET (U.S.) INDEX
                        AND THE DOW JONES CASINOS INDEX

                                                                                  NASDAQ STOCK
                                                    THE SANDS REGENT              MARKET (U.S.)             DOW JONES CASINOS
                                                    ----------------              -------------             -----------------
6/96                                                       100                         100                         100
6/97                                                        63                         122                          72
6/98                                                        40                         160                          68
6/99                                                        43                         230                          70
6/00                                                        29                         340                          81
6/01                                                        51                         185                          98

---------------

* $100 invested on June 30, 1996 in stock or index -- including reinvestment of dividends. Fiscal year ending June 30.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten (10) percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission") and the Nasdaq Stock Market. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it with respect to fiscal 2001, or representations from certain reporting persons, the Company believes that its Insiders complied with all Section 16(a) filing requirements.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP served as independent auditors of the Company for the year ended June 30, 2001 and have been selected to serve as independent audits for the year ending June 30, 2002. The auditors will have a representative at the meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     If a shareholder proposes to present a proposal at the next Annual Meeting, the proposal must be received by the Secretary of the Company by May 30, 2002. Proposals should be addressed to the attention of Pete Cladianos III, Secretary of The Sands Regent, 345 North Arlington Avenue, Reno, Nevada, 89501, and should be sent Certified Mail -- Return Receipt Requested. The Company expects to hold the 2002 Annual Meeting of Shareholders on November 4, 2002. Pursuant to Securities and Exchange Commission rules regarding shareholder proposals, which became effective on June 29, 1998, if the Company has not received notice on or before August 22, 2002 of any matter a shareholder intends to propose for a vote at the 2002 Annual Meeting of Shareholders, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

                                 OTHER MATTERS

     The management knows of no other matters other than those described above which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the people voting the management proxies will vote them in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          PETE CLADIANOS III, Secretary

                                REVOCABLE PROXY

                                THE SANDS REGENT

               ANNUAL MEETING OF SHAREHOLDERS -- NOVEMBER 5, 2001
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Ferenc B. Szony and Katherene Latham, or either of them, with full power of substitution, proxies of the undersigned to vote all of the shares of capital stock of The Sands Regent that the undersigned is entitled to vote at the Annual Meeting of Shareholders of The Sands Regent, and at any adjournment thereof, upon the matters described in the Proxy Statement, for the meeting to be held on November 5, 2001, as follows:

1. ELECTION OF DIRECTORS:
   Nominees: Louis J. Phillips and Ferenc B. Szony, each for a three (3) year term.

[ ]  VOTE FOR all nominees listed above, except vote        [ ]  VOTE WITHHELD from all nominees.
     withheld from the following nominees (if any):

--------------------------------------------------------------------------------

2. In their discretion on any other matter that may properly come before the meeting or any adjournments thereof.

          I DO [ ]    DO NOT [ ]    PLAN TO ATTEND THE ANNUAL MEETING.

    THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND FOR ITEM (2).

    Please check your mailing address as shown on this Revocable Proxy. If it is inaccurate, please correct your address in the space provided below.

                                                       Dated:             , 2001
                                                              ------------

                                                       -------------------------
                                                             Signature(s)

                                                       -------------------------
                                                             Signature(s)

                                                       Please date this
                                                       Revocable Proxy and sign
                                                       exactly as your name
                                                       appears on your stock
                                                       certificate. If signing
                                                       as a fiduciary, please
                                                       give your full title.

  PLEASE MARK, SIGN, DATE, AND RETURN THIS REVOCABLE PROXY PROMPTLY USING THE
                               ENCLOSED ENVELOPE.